UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 20, 2018

GS Mortgage Securities Trust 2014-GC20

(Exact name of issuing entity)

GS Mortgage Securities Corporation II

(Exact name of the depositor as specified in its charter)

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.

Starwood Mortgage Funding I LLC

MC-Five Mile Commercial Mortgage Finance LLC
Redwood Commercial Mortgage Corporation

(Exact name of sponsors as specified in their charters)

Delaware	333-191331-03	22-3442024
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)
200 West Street
New York, New York	10282
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code     (212) 902-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.04.	Failure to Make a Required Distribution.

Capitalized terms not otherwise defined below have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2014, among GS Mortgage Securities Corporation II, as depositor, KeyBank National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer, Trimont Real Estate Advisors, Inc., as operating advisor, and Wells Fargo Bank, National Association, as certificate administrator and as trustee, relating to the issuance of the GS Mortgage Securities Trust 2014-GC20, Commercial Mortgage Pass-Through Certificates, Series 2014-GC20.

On May 14, 2018, the borrower under the Newcastle Senior Housing Portfolio Whole Loan tendered a prepayment (the “Newcastle Prepayment Funds”) to Wells Fargo Bank, National Association, in its capacity as primary servicer for such Whole Loan (the “Primary Servicer”) under the Newcastle Senior Housing Portfolio Pooling and Servicing Agreement.   Due to an administrative error, the Primary Servicer did not remit nor report the Newcastle Prepayment Funds to the Master Servicer on the scheduled date in June.  On June 20, 2018, the Primary Servicer remitted the Newcastle Prepayment Funds to the Master Servicer and provided the requisite reporting related thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2018	GS MORTGAGE SECURITIES CORPORATION II

	By:	/s/ Leah Nivison Name: Leah Nivison Title: Chief Executive Officer